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                                                            Exhibit 99(b)(1)(c)

                                    VIAD CORP
                 SECOND AMENDMENT DATED AS OF SEPTEMBER 11, 1997
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

         This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of September 11, 1997 and entered into by and among VIAD CORP, a Delaware corporation (formerly, Dial Corp, hereinafter the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, CITICORP USA, INC., as administrative agent for the Banks hereunder (in such capacity, the "Administrative Agent") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent for the Banks hereunder (in such capacity, the "Documentation Agent"; the Administrative Agent and the Documentation Agent being referred to herein together as the "Agents"), and is made with reference to the Amended and Restated Credit Agreement dated as of July 24, 1996, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of August 1, 1997 (as so amended, the "Credit Agreement". Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower has requested that the amount of the Commitments be reduced on other than a pro rata basis;

         WHEREAS, certain of the Lenders desire to terminate their Commitments; and

         WHEREAS, certain of the Lenders and certain other financial institutions desire to assume a portion of the Commitments being terminated.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1. AMENDMENT; TO THE CREDIT AGREEMENT

1.1 AMENDMENT TO SECTION 1.01. CERTAIN DEFINED TERMS.

         A. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions, which shall be inserted in appropriate alphabetical order:

                  "'New Lenders' means Norwest Bank, N.A. and Wachovia Bank,
         N.A."

                  "'Prior Lenders' means Bank of Montreal, The Northern Trust Company and The Long-term Credit Bank of Japan, Ltd., Los Angeles Agency."
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                  "'Second Amendment' means the Second Amendment dated as of
         September 11, 1997 to the Agreement."

                  "'Second Amendment Effective Date' means the date the Second Amendment shall have been executed and delivered by the parties thereto and the conditions precedent set forth in Section 3 thereof shall have been satisfied."

         B. Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Lenders" therein and substituting the following there~ or:

                  "'Lenders' means (i) the Banks listed on the signature pages of the Agreement from the Effective Date until the Second Amendment Effective Date, (ii) the Banks listed on the signature pages of the Second Amendment, other than the Prior Lenders, from the Second Amendment Effective Date, (iii) each Eligible Assignee that shall become a party pursuant to Section 8.07 and, (iv) except when used in reference to a Committed Advance, a Committed Borrowing, a Commitment or a related term, each Designated Bidder."

         C. Section 1.01 of the Credit Agreement is hereby still further amended by deleting the definition of "Termination Date" therein and substituting the following therefor:

                  "'Termination Date' means, (i) with respect to any Lender other than a Prior Lender, the earlier of (x) the Commitment Termination Date of such Lender and (y) the date of termination in whole of the commitments of all Lenders pursuant to Section 2.05 or 6.01, and (ii) with respect to a Prior Lender, the Second Amendment Effective Date."

1.2. AMENDMENTS TO ARTICLE II. AMOUNTS AND TERMS OF THE ADVANCES.

         A. Subsection 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Committed Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Second Amendment Effective Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof and from the Second Amendment Effective Date until the Termination Date of such Lender in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages of the Second Amendment or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's Commitment"); provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from
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         time to time to the extent of the aggregate amount of the Bid Advances and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments resulting from the Bid Advances being the Bid Reduction"); provided further that (i) in no event shall the aggregate principal amount of Committed Advances from any Lender outstanding at any time exceed its Commitment then in effect and (ii) the Total Utilization of Commitments shall not exceed the aggregate Commitments then in effect."

         B. Subsection 2.04(a) of the Credit Agreement is amended and restated in its entirety as follows:

         "SECTION 2.04. FEES.

         (a) FACILITY FEES. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee on such Lender's daily average Commitment, whether used or unused and without giving effect to any Bid Reduction, from the Effective Date in the case of each Lender, other than a New Lender, from the Second Amendment Effective Date with respect to a New Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, in each case, until the Termination Date of such Lender, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing September 30, 1996 with respect to each Lender, other than a New Lender, and from the Second Amendment Effective Date with respect to a New Lender, and, in each case, on the Termination Date of such Lender, in an amount equal to the product of (i) such Lender's daily average Commitment, whether used or unused and without giving effect to any Bid Reduction, in effect during the period for which such payment that is to be made times (ii) the weighted average rate per annum that is derived from the following rates: (a) a rate of 0.10% per annum with respect to each day during such period that the ratings with respect to Long-Term Debt were at Level 1, (b) a rate of 0.110% per annum with respect to each day during such period that such ratings were at Level 2, (c) a rate of 0.125% per annum with respect to each day during such period that such ratings were at Level 3, (d) a rate of 0.1875% per annum with respect to each day during such period that such ratings were at Level 4, and (e) at the rate of 0.2500% per annum with respect to each day during such period that such ratings were at Level 5. If any change in the rating established by S&P, Moody's or Duff & Phelps with respect to Long-Term Debt shall result in a change in the Level, the change in the commitment fee shall be effective as of the date on which such rating change is publicly announced. If the ratings established by any two of S&P, Moody's or Duff & Phelps with respect to Long-Term Debt are unavailable for
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         any reason for any day, then the applicable level for purposes of calculating the commitment fee for such day shall be deemed to be Level 5 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders).

         C. Schedule I is hereby amended by deleting the Applicable Lending Offices of the Prior Lenders in the place in which it appears in such Schedule and adding thereto the Applicable Lending Offices of the New Lenders set forth on Annex 1 hereto.

SECTION 2. BORROWER'S REPRESENTATIONS AND WARRANTIES.

         To induce the Banks to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Bank that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement, as amended by this Amendment (the "Amended Agreement").

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the consummation of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

         C. NO CONFLICT. The execution and delivery by the Borrower of this Amendment and the consummation by the Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or its Subsidiaries, the certificate of incorporation or bylaws of the Borrower or any order, judgment or decree of any court or other agency of government binding on the Borrower or its Subsidiaries,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual restriction of the Borrower or its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Borrower or its Subsidiaries (other than the parties hereto).

         D. GOVERNMENTAL CONSENTS. The execution and delivery by the Borrower of this Amendment and the consummation by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.
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         E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by principles of equity and commercial reasonableness.

         F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4.01 of the Credit Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date hereof, except as provided above or to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would, upon the giving of notice, the passage of time, or otherwise, constitute an Event of Default.

         SECTION 3. CONDITIONS TO EFFECTIVENESS.

         Section 1 of this Amendment shall become effective on the first date on which all of the following conditions precedent shall have been satisfied (such date being referred to herein as the "Amendment Effective Date"):

         A. On or before the Amendment Effective Date, the Borrower shall deliver to the Banks (or to the Agents with sufficient originally executed copies, where appropriate, for each Bank and its counsel) the following, each, unless otherwise noted, dated the Amendment Effective Date:

                  1. Signature and incumbency certificates of its officers executing this Amendment; and

                  2. Executed copies of this Amendment.

         B. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agents, acting on behalf of the Banks, and their counsel shall be satisfactory in form and substance to the Agents and such counsel, and the Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agents may reasonably request.

         C. On or before the Amendment Effective Date, Borrower shall pay to each of the Prior Lenders, all amounts owned to such Prior Lenders pursuant to
Section 8.04 of the Agreement.
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         SECTION 4. NEW LENDER.

         Each New Lender (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Second Amendment; (ii) agrees that it will, independently and without reliance upon the Agents, any Prior Lenders or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth in Section 1.2(c) hereof.

         SECTION 5. MISCELLANEOUS.

         A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

                  (i) On and after the date this Amendment becomes effective in accordance with its terms, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of, any right, power or remedy of the Agents or any Bank under, the Credit Agreement.

         B. FEES AND EXPENSES. The Borrower acknowledges that all costs, fees and expenses as described in Section 8.04 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other
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purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective as of the date hereof upon the execution and delivery of a counterpart hereof by the Borrower, the Agents and the Banks.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              VIAD CORP, a Delaware corporation

                              By:  /s/  Robert H. Bohannon
                                        Chairman, President and
                                        Chief Executive Officer

                              By:  /s/  Ronald G. Nelson
                                        Vice President-Finance
                                        and Treasurer

                              CITICORP USA, INC., as
                              Administrative Agent

                              By:  /s/  J. Gregory Davis
                                        Attorney-in-Fact

                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as
                              Documentation Agent

                              By:  /s/  Robert Troutman
                                        Managing Director

Commitment:    $32,000,000    CITICORP USA, INC.

                              By:  /s/  J. Gregory Davis
                                        Attorney-in-Fact
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Commitment:    $32,000,000    BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION

                              By:  /s/  Robert Troutman
                                        Managing Director

Commitment:    0              BANK OF MONTREAL

                              By:  /s/  B.A. Blucher
                                        Senior Vice President

Commitment:    $24,000,000    THE CHASE MANHATTAN BANK

                              By:  /s/  Timothy J. Storms
                                        Managing Director

Commitment:    $24,000,000    CIBC INC.

                              By:  /s/  Cheryl L. Root
                                        Director, CIBC Wood Gundy
                                        Securities Corp., as
                                        Agent

Commitment:    $24,000,000    NATIONSBANK OF TEXAS, N.A.

                              By:  /s/  Frank M. Johnson
                                        Senior Vice President

Commitment:    $24,000,000    ROYAL BANK OF CANADA

                              By:  /s/  Tom J. Oberaigner
                                        Manager

Commitment:    $20,000,000    MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK

                              By:  /s/  Robert Bottamedi
                                        Vice President

Commitment:    $20,000,000    THE FIRST NATIONAL BANK OF CHICAGO

                              By:  /s/  James D. Benko
                                        Vice President

Commitment:    $16,000,000    THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED, LOS ANGELES AGENCY

                              By:  /s/  Vicente L. Timiraos
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                                        SVP & Senior Manager

Commitment:    $16,000,000    WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK BRANCH

                              By:  /s/  Sal Battinelli
                                        VP

                              By:  /s/  Elizabeth Wields
                                        Associate

Commitment:    0              THE LONG-TERM CREDIT BANK OF JAPAN
                              LTD., LOS ANGELES AGENCY

                              By:  /s/  T. Morgan Edwards II
                                        Deputy General Manager

Commitment:    $12,000,000    MELLON BANK, N.A.

                              By:  /s/  L.C. Ivey
                                        Vice President

Commitment:    0              THE NORTHERN TRUST COMPANY

                              By:  /s/  John E. Burda
                                        Second Vice President

Commitment:    $12,000,000    UNION BANK OF CALIFORNIA

                              By:  /s/  Cedric Henley
                                        Credit Officer

                              By:  /s/  Cary Moore
                                        Vice President

Commitment:    $12,000,000    WELLS FARGO BANK, N.A. (SUCCESSOR
                              TO FIRST INTERSTATE BANK OF
                              ARIZONA, N.A.)

                              By:  /s/  Edith R. Lim
                                        Vice President

                              By:  /s/  David B. Hollingsworth
                                        Vice President

Commitment:    $16,000,000    NORWEST BANK ARIZONA, N.A.

                              By:  /s/  Jaclyn Noel
                                        AVP
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Commitment:    $16,000,000    WACHOVIA BANK, N.A.

                              By:  /s/  Michael S. Simms
                                        Vice President